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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          ____________________________

                                    FORM 8-K

                          ____________________________

                                 CURRENT REPORT

                             Pursuant to Section 13
                           or 15(d) of the Securities
                              Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 2, 2002
                                                   ----------------



                          ____________________________

                               MARGO CARIBE, INC.

                          ____________________________


             (Exact name of Registrant as specified in its charter)


         Puerto Rico                    0-15336                  66-0550881
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(State or other jurisdiction    (Commission File No.)         (IRS Employer
    of incorporation)                                       Identification No.)

Road 690, Kilometer 5.8, Vega Alta, Puerto Rico                     00692
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       (Address of principal offices)                           (Zip Code)

Registrant's telephone number, including area code: (787) 883-2570
                                                    --------------

     ______________________________________________________________________
         (Former name or former address, if changed since last report.)


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ITEM 5.  OTHER EVENTS



     On December 2, 2002, Margo Caribe, Inc. ("Margo") reached an agreement with Altec International, Inc. ("Altec") and its principal stockholder Byron Smalley, to accept U.S.$450,000, in full satisfaction of the remaining balance of $996,952 of a note that was issued to Margo in 1993 in connection with the sale of Margo's Dominican Republic subsidiary to Altec. As part of the Agreement, Margo also agreed to release the mortgages securing the note. Margo received $425,000 upon execution of the Agreement and the remaining $25,000 is payable upon the delivery of various legal documents related to the release of the mortgages securing the note. As a result of the poor payment experience on the note and Altec's failure to comply with various prior workout arrangements, the value of the note on Margo's financial statements had been previously written down to $20,000. Margo will recognize a gain of approximately $430,000 (before expenses and taxes) during the fourth quarter of this year in connection with this transaction.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 MARGO CARIBE, INC.



                                                 By:  /s/ Alfonso Ortega
                                                      --------------------------
                                                 Name:  Alfonso Ortega
                                                 Title: Vice-President and Chief
                                                        Financial Officer


Date:  December 6, 2002



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